UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2009

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 29, 2009, the Board of Directors of salesforce.com, inc. (the “Company”) amended its 2006 Inducement Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of its common stock reserved for issuance under the plan by an additional 300,000 shares. The 2006 Plan reserves shares of our common stock solely for the granting of inducement stock options and other awards. The 2006 Plan was adopted in April 2006 without stockholder approval in reliance on the “employment inducement exemption” provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, the Company awarded cash bonuses to its named executive officers. As discussed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2008, the bonus amounts were based primarily on the achievement of specific corporate and individual goals during its fiscal year 2009, from February 1, 2008 to January 31, 2009, net of mid-year bonus payouts made on September 30, 2008. The following table sets forth the bonus amounts paid on March 31, 2009 to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors and the Company’s Chief Executive Officer:

Named Executive Officer	Position	Bonus Amount
Marc Benioff (1)	Chairman of the Board and Chief Executive Officer	$0
Graham Smith (2)	Chief Financial Officer	$170,000
Parker Harris (3)	Executive Vice President of Technology	$170,000
Kenneth Juster (4)	Executive Vice President of Law, Policy, and Corporate Strategy	$170,000
Jim Steele (5)	Chief Customer Officer and President, Worldwide Sales	$255,000

(1)	Mr. Benioff did not receive a mid-year bonus.

(2)	Mr. Smith was paid a mid-year bonus on September 30, 2008 of $50,000.

(3)	Mr. Harris was paid a mid-year bonus on September 30, 2008 of $50,000.

(4)	Mr. Juster was paid a mid-year bonus on September 30, 2008 of $50,000.

(5)	Mr. Steele was paid a mid-year bonus on September 30, 2008 of $75,000.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2009, the Company’s Board of Directors amended and restated the Company’s Bylaws (as amended and restated, the “Bylaws”) to, among other things, revise, clarify and update the requirements that stockholders must satisfy in order to validly nominate directors for election at, and to propose other business intended to be brought before, stockholder meetings. The Bylaws were effective as of the date that they were adopted by the Board.

The foregoing description is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of salesforce.com, inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2009	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of salesforce.com, inc.